[LOGO]
        APPLICATION FOR MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE
      THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (EQUITABLE)
          Home Office: 1290 Avenue of the Americas, New York, NY 10104

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1.  PROSPECTIVE INSURED
                                                      [  ]  Male  [  ] Female

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Name (First, Middle, Last)


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Street Address


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City, State, Zip Code


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Home Telephone No.                                   Office Telephone No.


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U.S. Taxpayer ID No.                                     Citizenship


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Date of Birth                              Place of Birth (city, state, country)


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Driver's License No.                                     State


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Employer  Name                                   Occupation - Position


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Employer's Address (Street, City, State, Zip
Code)
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2.  OWNER(S) COMPLETE ONLY IF DIFFERENT THAN INSURED
Type of Owner:  [ ] Individual
[ ] Trust Dated: __________________ (enter name of trust below)
[ ] Other Entity:__________________

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Name(s)  (First, Middle, Last)                          Relationship to Insured


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Mailing Address (Street)


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City, State, Zip Code


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Telephone No(s).                                          U.S.  Taxpayer ID No.


3. BENEFICIARY(IES)
PRIMARY:

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Names(s)                 Relationship to Insured             % of Death Benefit
CONTINGENT:

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Names(s)                 Relationship to Insured             % of Death Benefit
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4.  PREMIUM AMOUNT:     ____________________
    METHOD OF PAYMENT:  [ ] Check payable to Equitable Life [ ] Wire Transfer
                        [ ] CD or Mutual Fund Transfer [ ] 1035 Exchange

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5.  INFORMATION FROM THE PROPOSED INSURED
      Height:        Weight:
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
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
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a) Have you ever had or been treated for Acquired Immune Deficiency Syndrome        Yes [ ]  No [ ]
(AIDS), HIV Disease, heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor, cancer, respiratory, neurological disorder, alcohol abuse or substance abuse?*
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b) In the previous 12 months, have you consulted a physician or practitioner, or    Yes [ ]  No [ ]
been examined or treated at a hospital, clinic or other medical facility, or do you plan to be treated by a physician or practitioner at a hospital, clinic or other medical facility in the next 12 months? (Do not include visits for colds, minor injuries or normal pregnancies.)*
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c) Are you taking any prescription medication (s)? *                                Yes [ ]  No [ ]
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d) Have you ever had a driver's license suspended or revoked, been convicted of     Yes [ ]  No [ ]
driving under influence of alcohol and/or drugs, or in the previous 24 months been convicted of two or more speeding and/or reckless driving offenses?
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e) In the next 12 months, are you planning to travel for a total of more than 2     Yes [ ]  No [ ]
weeks to Asia, Africa, Eastern Europe or the Middle East?
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f) Have you ever been rated or declined in connection with an application for       Yes [ ]  No [ ]
life or health insurance?
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
* Details: If you answered "yes" to 5a, 5b or 5c, give details here, and, if needed, in Special Instructions (No.9). Include name and address (if available)
of physician or practitioner involved, date and reason for consultation, diagnosis, treatment (including dosage of any medication) and outcome.


MSPVLI-001
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6.  INITIAL ALLOCATIONS TO INVESTMENT OPTIONS -
PREMIUM & DEDUCTIONS*
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FUNDS                                                        Whole
                                                          Percentages
                                                           Minimum 5%
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Alliance Money Market                                                         %
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Alliance High Yield                                                           %
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Alliance Common Stock                                                         %
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Alliance Aggressive Stock                                                     %
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Alliance Small Cap Growth                                                     %
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EQ/Alliance Premier Growth                                                    %
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BT Equity 500 Index                                                           %
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BT Small Company Index                                                        %
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BT International Equity Index                                                 %
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Capital Guardian US Equity                                                    %
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Capital Guardian Research                                                     %
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Capital Guardian International                                                %
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JPM Core Band                                                                 %
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Lazard Large Cap Value                                                        %
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Lazard Small Cap Value                                                        %
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MFS Growth with Income                                                        %
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MFS Research                                                                  %
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MFS Emerging Growth Companies                                                 %
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Morgan Stanley Emerging Markets Equity                                        %
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EQ Putnam Growth & Income Value                                               %
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EQ Putnam Investors Growth                                                    %
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EQ Putnam International Equity                                                %
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                                                                   Total:  100%
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7.   [  ] ACCOUNT REBALANCING    NOTE:  THIS
 PROGRAM MAY NOT BE ELECTED IF YOU CHOOSE DOLLAR COST AVERAGING.

The allocation among the investment funds will be periodically re-adjusted according to the allocation percentages you indicate in No. 6, for a maximum of eight funds. Select rebalancing frequency:

[ ] QUARTERLY [ ] SEMI-ANNUALLY [ ] ANNUALLY

8. [ ] DOLLAR COST AVERAGING NOTE: THIS PROGRAM MAY
NOT BE ELECTED IF YOU CHOOSE ACCOUNT REBALANCING.

You may make automatic monthly transfers from the Money Market option to a maximum of eight other variable options. You may specify the amounts to transfer
(minimum of $50) below.
FUNDS TO RECEIVE TRANSFER:                                    DOLLAR AMOUNT

 ----------------------------                                 $--------------

 ----------------------------                                 $--------------

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*Your premium will be allocated and your monthly deductions will be taken according to these percentages beginning on the first business day on or after the 20th calendar day from the issue date. Before that time, the premium will be allocated to and all monthly deductions will be taken from the Alliance Money
Market fund.

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9.  SPECIAL INSTRUCTIONS

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10.  SUITABILITY - QUESTIONS FOR PROSPECTIVE OWNER
Have you received a prospectus?                                                   Yes [  ]   No  [  ]
Date of Prospectus:                       Date of any Supplement:
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Do you understand that actual policy values will reflect certain deductions       Yes [  ]   No  [  ]
and charges and may increase or decrease depending on the investment experience of Separate Account Divisions and that the cash value may be subject to a surrender charge during the first nine policy years, upon policy surrender or lapse?
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With this in mind, is the policy in accord with your insurance and long-term      Yes [  ]   No  [  ]
investment objectives and anticipated financial needs? [ ]
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Are you replacing or changing any existing insurance or annuity or do you plan to do so, assuming the
insurance applied for will be issued? [ ] Yes [ ] No    If yes, complete the following:

Year Issued:  ______ Type of Plan: ______________ Company: _________________ Contract No:____________


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

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MSPVLI-001

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11.  AGREEMENT
Each signer of this application agrees that:
(1) The statements and answers in all parts of this application are true and complete to the best of my (our) knowledge and belief. Equitable may rely on them in acting on this application.
(2) Equitable's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect if money is paid, or an approved authorization is signed, before the policy is delivered. Temporary Insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.
(3) Except as stated in the Temporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid, or an approved authorization is signed, while the person(s) proposed for insurance is (are) living, (b) before any Register Date specified in this application; and (c) unless to the best of my (our) knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid.
(4) No Financial Professional or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any of Equitable's rights or requirements. Equitable shall not be bound by any information unless it is stated in the Application.
(5) POLICY VALUES INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT DIVISIONS AND REFLECT CERTAIN DEDUCTIONS AND CHARGES. THE DEATH BENEFIT MAY BE FIXED OR VARIABLE UNDER SPECIFIED CONDITIONS, AS DESCRIBED IN THE POLICY.
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VLI Notice: Available upon request are illustrations of benefits, including death benefits, policy values and cash surrender values.

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12.  ACKNOWLEDGEMENT AND AUTHORIZATIONS
UNDERWRITING PRACTICES. I (we) have received a statement of the underwriting practices of Equitable which describes how and why Equitable obtains information on my insurability, to whom such information may be reported and how I may obtain it. The statement also contains the notice required by the Fair Credit Reporting Act.
AUTHORIZATIONS.
TO OBTAIN MEDICAL INFORMATION. I (we) authorize any physician, hospital, medical practitioner or other facility, insurance company, and the Medical Information Bureau to release to Equitable and its legal representative any and all information they may have about any diagnosis, treatment and prognosis regarding my physical or mental condition.
TO OBTAIN NON-MEDICAL INFORMATION. I (we) authorize any employer, business associate, government unit, financial institution, Consumer Reporting Agency, and the Medical Information Bureau to release to Equitable and its legal representative any information they may have about my occupation, avocations, finances, driving record, character and general reputation. I (we) authorize Equitable to obtain investigative consumer reports, as appropriate.
TO USE AND DISCLOSE INFORMATION. I (we) understand that the information that I
(we) authorize Equitable to obtain will be used by Equitable to help determine my insurability or my eligibility for benefits under an existing policy. I (we) authorize Equitable to release information about my insurability to its reinsurers, contractors and affiliates, my (our) Financial Professional, and to the Medical Information Bureau, all as described in the statement of Equitable's underwriting practices or to other persons or businesses performing business or legal services in connection with my application or claim of eligibility for benefits, or as may be otherwise lawfully required, or as I (we) may further authorize. I (we) understand that I (we) have the right to learn the contents of any report of information (generally through my physician, in the case of medical information).
COPY OF AUTHORIZATIONS. I (we) have a right to ask for and receive a true copy of this Acknowledgement and Authorization signed by me (us). I (we) agree that a reproduced copy shall be as valid as the original.
DURATION. The authorizations shall be valid for 12 months from the date shown below.
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MSPVLI-001

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13.  FRAUD NOTICES

ARKANSAS/KENTUCKY/NEW MEXICO/PENNSYLVANIA/LOUISIANA: Any person who knowingly and with intent to defraud any insurance company or other person files an enrollment form/application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a contract owner or claimant for the purpose of defrauding or attempting to defraud the contract owner or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive an insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
MAINE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits. NEW JERSEY: Any person who knowingly files a statement of claim containing any false or misleading information is subject to criminal and civil penalties.
OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrolment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

ALL OTHER STATES (EXCEPT VIRGINIA): Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information is guilty of crime which may be punishable under state or Federal law.

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14.  SIGNATURE(S)

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
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Proposed Insured's Signature                                   Date
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Owner's Signature (if different from Insured)                  Date          Signed at:  City, State
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15.  PROPOSED OWNER INFORMATION
(1) Is the Owner or Insured or an immediate family member thereof  (or the person(s) authorized to transact business on behalf of owner) a member or an associated person of the National Association of
Securities Dealers, Inc. (NASD)?       [  ]  Yes   [  ]  No
(2)  No. of Wage Earners in Household  [  ] 0      [  ]  1    [  ]  2    [  ]  3+
(3) Before-Tax Income  a.  Individual $__________________  b. Household $________________   c. Business $__________________
(4) Net Worth (If Business, as of last fiscal quarter, check one)
[ ]  less than $50,000  [ ]  $50,000 - $99,999      [ ]  $100,000 - $199,999     [ ]  $200,000 - 299,999   [ ]  $300,000 - $499,999
[ ]  $500,000-$999,999  [ ]  $1,000,000 -$4,999,999 [ ]  $5,000,000 -$9,999,999  [ ] $10 million +
(5)  Number of Dependents or Employees:  Children____________  Other ____________   Employees ______________
(6) Purpose of Insurance: ________________________________  (7) Occupation or Type of Business: ______________________

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16.  CERTIFICATION OF FINANCIAL PROFESSIONAL

Will any existing insurance or annuity be replaced or changed assuming the insurance applied for will be issued? [ ] Yes [ ] No I certify that i) I have asked and recorded completely and accurately the answers to all questions on this application and I know of nothing affecting the risk that has not been recorded herein, ii) the Prospective Owner(s) has received a prospectus for the policy, and iii) no written sales materials other than those approved by Equitable have been used.

__________________________________       ___________________________________     ______________    _____________
Financial Professional's Signature       Print Financial Professional's Name     Tel. No.          Date

FOR FINANCIAL PROFESSIONAL USE ONLY:  Contact your home office for program information.
[   ]  Option I          [   ]  Option II     NOTE: Once selected, program cannot be changed.
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MSPVLI-001

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[LANGUAGE FOR TEAR-OFF SHEET]

UNDERWRITING PRACTICES

UNDERWRITING. Our evaluation of your application begins with the medical history you furnish. Since we rely on the accuracy and completeness of your answers, we may verify them both before and after a policy is issued.

SOURCES OF INFORMATION. We may request additional information from physicians, hospitals, other medical professionals or health care institutions, the Medical Information Bureau, other insurers to which you have applied, your employer, business associates, financial institutions, governmental units, consumer reporting agencies or your Financial Professional.

Your signature on the Acknowledgement and Authorization Form permits us to make these inquiries. They may be made by personal interview, by telephone or in writing. We do not ask other insurers for their underwriting decision on your application. You have the right to know (usually through a physician you name) what information we have concerning you, and if it is incorrect, to have it corrected. If you want more information about this, contact your Financial Professional. If we request information about you from an insurance support organization, they may also furnish this information to others authorized by you. In this connection, the federal and various state Fair Credit Reporting Acts require that you be given this notice:

    To help establish the need for insurance, an investigative consumer report (including information on finances, character and general reputation) may be requested. It would be based on interviews with your employer, business associates, financial institutions, governmental units, and references you name. You may also ask to be interviewed yourself.

    You may write to us for more complete details on consumer reports. You also have the right to know whether a consumer report was made, the name and address of the agency which made it, and to obtain a copy of the report from them. You can obtain a summary of all your rights under the Fair Credit Reporting Act from the Consumer Reporting agency.

REPORT OF ADVERSE SELECTION. If an adverse underwriting decision is made on your application, you will be notified and given the reason for this as well as instructions for obtaining further details. If you believe this decision was based on erroneous information, you should contact your Financial Professional.

RELEASE OF INFORMATION.

The information we obtain concerning you is treated as confidential and will only be released as follows:

1)   To the Equitable employees whose jobs require access to it.
2) To your personal physician, if you request this in writing and furnish the doctor's full name and address.
3) To another insurer if you apply for life or health coverage or submit a claim, provided you authorize them to obtain this information.
4) To our reinsurers, contractors or affiliates if necessary to process your application.
5) To the Medical Information Bureau, if we consider it significant for underwriting.
6) To your Financial Professional, to the extent needed to service your application and policy.

WHERE TO WRITE TO US. Your Financial Professional will be pleased to give you the address of our office to which you can write concerning any of the matters discussed above.


MEDICAL INFORMATION BUREAU (MIB)

The MIB is a non-profit organization of life insurance companies. Its members exchange information in order to protect the majority of applicants from the few who might not disclose significant facts in applying for coverage. Member companies report to it information of underwriting significance as authorized by applicants and policyholders. This information is, in turn, available only to other member companies when appropriately authorized to secure it.

While the MIB may help us identify areas about which we need additional information for our underwriting evaluation, we do no use MIB reports as the basis for our underwriting decisions.

Upon request, the MIB will arrange for disclosure to you of any information it may have concerning you. If you question the accuracy of this information, you may requests a correction according to the federal Fair Credit Reporting Act. You may contact MIB at Post Office Box 105, Essex Station, Boston MA 02112.
Telephone: (617) 426-3660.

      The Equitable Life Assurance Society of the United States (Equitable)
                           1290 Avenue of the Americas
                               New York, NY 10104




MSPVLI-001